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EXHIBIT 99.1

                                    EVENFLO COMPANY, INC.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such forward-looking statements. Evenflo Company, Inc. ("Evenflo") desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is filing this Form 8-K in order to do so.

      Forward looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Evenflo or any of its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Although Evenflo believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Accordingly, Evenflo hereby identifies the following important factors as some of the factors that could cause Evenflo's financial results to differ materially from any such results that might be projected, forecast, estimated or budgeted by Evenflo in forward-looking statements:

     (a) Heightened competition, including specifically the intensification of price competition, the development and introduction of new products and entry by competitors into new product markets;

     (b) Higher selling, general and administrative expenses, including advertising and promotion;

     (c)  Significant indebtedness of Evenflo;

     (d) Need to continue introduction of products that represent an improvement over our existing products, or which are more successful than competitors' innovations;

     (e) Failure to obtain new customers or retain existing key customers or the effects of inventory reductions by key accounts;

     (f) Ability to maintain and increase shelf space for our products at key accounts;

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     (g)  Inability to carry out domestic and foreign marketing and sales plans;

     (h) Decline in international sales due to economic disruptions in certain foreign countries, or due to fluctuations in currency exchange rates;

     (i) Increased manufacturing costs, including inability or reduced ability to have products manufactured overseas and the cost of raw materials;

     (j)  Loss of the services of one or more key personnel;

     (k)  Changes in operating strategy or development plans;

     (l)  Any protracted labor relations dispute;

     (m)  Changes in Evenflo's capital expenditure plan;

     (n)  Continued consolidation in the retail industry;

     (o)  General domestic and foreign economic downturns;

     (p)  Changes in or failure to comply with government regulations; and

     (q) Product recalls, corrective actions and liability claims and product liability litigation and the impact on sales of adverse publicity and news coverage due to any recall, corrective action or litigation.

      The foregoing review of factors pursuant to the Private Litigation Securities Reform Act of 1995 should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by Evenflo prior to this filing. All subsequent written and oral forward-looking statements attributable to Evenflo or persons acting on its behalf are expressly qualified in their entirety by such factors.